{BA013966.DOC}     -7-     2/9/00  8:27  AM
                             STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement (this "AGREEMENT") is made effective as of August 18, 1999, by and among The Tracker Corporation of America, a Delaware corporation ("TRACKER"), Bruce I. Lewis ("PLEDGING OFFICER"), a resident of the Province of Ontario and an executive officer of Tracker, Tracker being the borrower under the Series 1 Bridge Note Purchase and Security Agreement dated August 18, 1999 (the "PURCHASE AGREEMENT"), by and among Tracker and the Purchasers thereunder (in such capacity, the "BORROWER"), and the Purchaser(s) pursuant to the First Closing. Defined terms used and not otherwise defined in this Stock Pledge Agreement shall have the meanings ascribed to them in the Purchase Agreement.

                                   BACKGROUND

A. Borrower is indebted to Purchasers in the collective sum of up to $3,000,000, evidenced by one or more Bridge Notes of Borrower for such amount issued by Borrower pursuant to the First Closing, a copy/copies of which are attached hereto as EXHIBIT A.

B. Borrower has agreed to cause certain stock owned by Pledging Officer to be pledged to Purchasers as security for Pledging Officer's guaranty of the repayment of the Bridge Notes evidenced by the Guaranty Agreement dated August 18, 1999 executed by Pledging Officer.

     In consideration of the foregoing premises, Ten Dollars ($10.00) in hand paid, and other legal and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms intending to be legally bound thereby.

       1.     PLEDGE.

       In consideration of the transactions consummated under the Purchase Agreement pursuant to the Second Closing, Pledging Officer hereby pledges and grants to Purchasers of Second Closing Bridge Notes a security interest in and to the 600,000 common shares of the capital stock of The Tracker Corporation of America (the "PLEDGED SHARES").


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     2.     TRANSFER  AND  POSSESSION  BY  REPRESENTATIVE.

       The Pledged Shares shall be delivered at the Second Closing, by the delivery of a duly endorsed certificate therefor and an attached blank stock power executed by Pledging Officer. The Pledged Shares shall be held by the Representative (as defined in the Purchase Agreement) or its designee as security for the repayment of the Note (which shall not be disposed of except in accordance with the provisions of paragraph 6 of this Agreement) with duly executed stock powers attached. Upon the first to occur of either full and final payment of the First Closing Bridge Notes purchased by Purchaser(s) or the conversion thereof pursuant to its terms, the Pledged Shares shall be released from the Pledge as provided pursuant to this Agreement and such shares shall be returned to Borrower. The Representative's failure to tender any shares so released from the Pledge within fifteen (15) days after final payment or conversion shall render this Agreement null and void, PROVIDED that no such termination of this Pledge Agreement shall be effective unless Borrower or Pledging Officer shall have given written notice of such failure and Purchasers shall have had seven (7) days from the later of: (1) the date of the written notice, or (2) the expiration of such fifteen (15) day period to cure the failure to tender such Pledged Shares. In order to induce Representative to serve as escrow agent hereunder, the parties hereby covenant and agree as follows:

     (1) Representative shall be obligated to perform only such duties as are expressly set forth herein, and shall not be required, in carrying out its duties, to refer to any agreement, instrument, or document.

     (2) Representative may rely on, and shall be protected in acting or refraining from acting upon, any written notice, instruction, or request furnished to it pursuant to this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. Representative is acting as a depositary only and is not a party to or bound by any agreement or undertaking which may be evidenced by or arise out of any items delivered to it pursuant to this Agreement, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness, or validity of any such items undertakes no responsibility or liability for the form or execution of such items or the identity, authority, title, or rights of any person executing or depositing same. Representative shall not be liable to any of the parties to this Agreement or their respective heirs, successors and assigns for any action taken or omitted to be taken in good faith.

     (3) In the event of a dispute between any of the parties hereto, sufficient in the discretion of Representative to justify its doing so, Representative shall be entitled to tender into the registry or custody of any court of competent jurisdiction held by Representative under the terms of this Agreement, together with such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties under this Agreement. Any such legal action may be brought in any such court as Representative shall determine to have jurisdiction thereof.

     (4) Representative shall not earn any fees in connection with its duties pursuant to this Agreement.

     3.     VOTING  RIGHT  AND  DIVIDENDS.

       During the term of this pledge, and so long as Borrower is not in default in the performance of any of the terms of this Agreement or the Purchase Agreement or the Bridge Notes, Pledging Officer or its designee shall have the right to vote the Pledged Shares on all corporate questions and receive all dividends or distributions of cash or property distributed in respect of the Pledged Shares.

     4.     ADJUSTMENTS.

       In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of Tracker, all new, substituted, and additional shares, or other securities, issued by reason of any such change and in connection with the Pledged Shares, such new shares shall be held under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

     5.     WARRANTS  AND  RIGHTS.

       In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Pledged Shares, such warrants, rights, and options shall be immediately assigned by Purchasers to Borrower, and if exercised by Purchasers all new shares or other securities so acquired by Purchasers shall be immediately assigned to the Borrower to be held under the terms of this Agreement in the same manner as the Pledged Shares originally pledged hereunder.

     6.     DEFAULT.

       In the event that Borrower defaults in the performance of any of the terms of this Agreement or the Purchase Agreement, or under the Bridge Notes, Purchasers shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of Georgia on the effective date of this Agreement, and in this connection, Purchasers may, upon five days' notice to Borrower with a copy to the Representative, sent by certified mail, and without liability for any diminution in price which may have occurred, sell all the Pledged Shares remaining in the possession of the Representative (which shares shall be delivered by the Representative to Purchasers) in such manner and for such price as the Borrower may determine. At any bona fide public or private sale


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Purchasers shall be free to purchase all or any part of the Pledged Shares.  Out of the proceeds of any sale Purchasers may retain any amount equal to the principal and interest then due on the Bridge Notes plus the amount of all expenses of such sale, and shall pay any balance of such proceeds to Pledging Officer less any other amounts owing by Borrower to Purchasers, such as actual attorneys' fees and costs incurred. In the event that the proceeds of any sale are insufficient to cover the principal and interest of the Bridge Notes plus actual attorneys' fees and costs plus expenses of the sale, Borrower shall remain liable to Purchasers for any deficiency.

     7.     INDEMNITY.

       In consideration of Representative agreeing to serve pursuant to the terms hereof, each of the parties, jointly and severally, agrees to indemnify the Representative for any fees, costs and expenses and hold the Representative harmless from any liability, that may arise from his serving as the Representative hereunder.



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                   BORROWER AND REPRESENTATIVE SIGNATURE PAGE
                                       TO
                             STOCK PLEDGE AGREEMENT


                                  FIRST CLOSING

     IN WITNESS WHEREOF, the parties have executed or caused their duly authorized officer to execute this Agreement as of the date first written above.

                                   BORROWER:
                                   THE  TRACKER  CORPORATION  OF  AMERICA

                                   By:  /s/  Jay  S.  Stulberg
                                        ----------------------
                                        Jay  S.  Stulberg

                                   REPRESENTATIVE:
                                   SOVCAP  EQUITY  PARTNERS,  LTD.

                                   By:  /s/  Barry  W.  Herman
                                        ----------------------

                                   Name:  Barry  W.  Herman

                                   Title:  President



                                   PLEDGING  OFFICER:



                                   Bruce  I.Lewis


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                            PURCHASER SIGNATURE PAGE
                                       TO
                             STOCK PLEDGE AGREEMENT


                                   FIRST CLOSING

                                   PURCHASER:

                                   By:

                                   Name:

                                   Title:


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